ICG COMMUNICATIONS, INC.
                             9605 East Maroon Circle
                            Englewood, Colorado 80112


                                                              May 12, 1997


      Mr. Jay E. Ricks
      101 Wolfe Street
      Alexandria, Virginia 22314

                           Re:  Consulting Agreement

      Dear Jay:

                  This letter will confirm your agreement to serve as a consultant to ICG Communications, Inc., a Delaware corporation ("ICG"), for a period of one year following your retirement from the board of directors of ICG after the annual meeting of stockholders of ICG on June 17, 1997.

                  You agree to serve as a consultant to ICG from June 17, 1997 through June 17, 1998. You agree to render to ICG, as mutually agreed upon by you and ICG, advisory or consultative services and shall be available for such advise and counsel to the management and board of directors of ICG at your and ICG's mutual convenience. You shall not be required to render services hereunder at any location or for any specified period of time or hours or to attend any meetings or conferences, except as shall be specifically requested by ICG and agreed upon by you.

                  In consideration of your consulting services to be rendered under this agreement, you shall receive a minimum cash fee of $10,000 and an option to purchase 20,000 shares of Common Stock, $.01 par value, of ICG, which options shall vest and be priced on the same terms as if you had continued to serve as a director of ICG.

                  In addition, ICG acknowledges your continuing efforts on behalf of ICG through your ownership interest and management participation in Teleport Transmission Holdings Inc. ("TTH"), a corporation which holds the common carrier licenses used by ICG's teleports and wireless competitive access networks (the
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
     "Licenses"). For so long as TTH continues to hold the Licenses, ICG shall reimburse you for the actual reasonable documented costs you incur that are associated with your ownership and management involvement in TTH.

                 This agreement may be terminated by you at any time. If the foregoing reflects your understanding, please so acknowledge by signing this letter where indicated below.

                                                 Very truly yours,

                                                 ICG COMMUNICATIONS, INC.



                                                 By:/s/J. Shelby Bryan
                                                    _______________________
                                                    J. Shelby Bryan,
                                                    President and Chief
                                                    Executive Officer

      Acknowledged and agreed to this 12th day of May, 1997:

      /s/Jay E. Ricks
      --------------------------
      JAY E. RICKS

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